Exhibit 99.1

News

NEXTWAVE WIRELESS ANNOUNCES MANAGEMENT REORGANIZATION

Focus on maximizing value of Global Spectrum Assets and expanding

PacketVideo business

San Diego, May 5, 2009 – NextWave Wireless Inc. (NASDAQ: WAVE), today announced management changes as it completed the initial phase of its global restructuring initiative, which was announced in the third quarter of 2008, encompassing the divestiture or discontinuance of the Company's wireless semiconductor and network equipment businesses.  The Company will now focus on the growth of PacketVideo, the sole remaining operating business, and the maximization of the value of its global spectrum porfolio.

The Company’s Chairman, Chief Executive Officer (CEO) and President, Allen Salmasi, will focus his efforts on maximizing the value of the Company’s spectrum assets in his role as Chairman of the Board, and has transferred the day to day operating role as Chief Executive Officer and President to Dr. James Brailean, the Chief Executive Officer of the Company’s PacketVideo subsidiary. Dr. Brailean will continue with his role as President and CEO of PacketVideo along with his expanded responsibilities.

Under Dr. Brailean's leadership, PacketVideo launched the world's first commercial, end-to-end wireless mobile media delivery platform in 2000, and helped create a new industry for wireless multimedia communications. Today, PacketVideo is the largest independent supplier of embedded multimedia solutions for mobile phones in the world.

"Dr. Brailean’s deep experience at PacketVideo makes him well suited to lead NextWave’s day to day operations as the company enters this new phase with its operations focused on growing the PacketVideo business,” said Salmasi. "Jim’s success in building PacketVideo’s reputation as an innovative industry leader will benefit NextWave as it puts its complete operational focus on the rapidly evolving mobile multimedia market.”

"Allen is a visionary and one of the wireless industry’s true pioneers,” said Dr. Brailean. “We are fortunate that he will continue to apply his expertise at the Board level while leading the management of company’s spectrum assets.”

In addition, in connection with the completion of the initial phase of the Company’s restructuring activities and the consolidation of the Company’s corporate functions, effective May 4, 2009 Michael Murphy resigned as Interim Chief Operating Officer and George Alex resigned as Chief Financial Officer. The Company also announced the dissolution of the Governance Committee of its Board of Directors, which had been delegated certain duties which have been completed in connection with the restructuring and divestiture initiatives.

NextWave announced that Francis Harding, the company’s Chief Accounting Officer, has been appointed as NextWave’s new Chief Financial Officer. Mr. Harding succeeds George Alex who will continue to support the company’s spectrum activities. The Board extends its gratitude and appreciation to George for his years of dedicated service and contributions.

About NextWaveWireless

NextWave Wireless Inc. is a wireless technology company that develops, produces and markets mobile multimedia and consumer electronic connectivity products including device-embedded software for mobile handsets, client-server media platforms, media sharing software for consumer electronics and pocket-sized mobile broadcast receivers. The company also manages and maintains worldwide wireless spectrum licenses.

About PacketVideo

Founded in 1998, PV is the software pioneer powering the world’s leading multimedia services on millions of home and mobile devices.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC’s website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

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Media Contact

Jeff Seedman

Ruder Finn Public Relations

(310) 882-4009

seedmanj@ruderfinn.com

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